Exhibit 10.1

                             UNITED FINANCIAL CORP.
                         STOCK APPRECIATION RIGHTS PLAN

                                   ARTICLE 1.

                                    PURPOSE.

          This Stock Appreciation Rights plan (the "Plan") is intended to promote the interests of United Financial Corp., a Minnesota corporation ("United"), including its subsidiaries, whether now or hereafter established or acquired (collectively, United and such subsidiaries will be referred to as the "Companies" and, individually, as a "Company"), and its shareholders by providing an incentive to key employees of the Companies.

                                   ARTICLE 2.

                           ADMINISTRATION OF THE PLAN.

          2.1. The Committee.

          The Plan shall be administered by the Board of Directors of United or a committee of one or more persons designated by the Board of Directors (the person or group administering the Plan shall hereinafter be referred to as the "Committee"). The Committee shall from time to time designate key employees of one or more of the Companies who shall be granted Stock Appreciation Rights and the right to receive Cash Bonus Awards (hereinafter referred to collectively as "Awards") pursuant to Article 5. Awards granted pursuant to the Plan shall be evidenced in writing by a "Stock Appreciation Rights Plan-Cash Bonus Award and Agreement" (the "Agreement" or "Agreements" as the case may be) in such form and containing such terms and conditions as the Committee shall from time to time approve in its sole and absolute discretion.

          2.2. Authority of Committee.

          Subject to the terms and conditions of this Plan, the Committee shall have full authority to administer the Plan and the Agreements, including authority to interpret and construe any provisions of the Plan and the Agreements and to adopt such rules and regulations as it may deem necessary. Decisions of the Committee shall be final and binding on all parties who have an interest in the Plan or any Agreement.


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                                   ARTICLE 3.

                   ELIGIBILITY FOR PARTICIPATION IN THE PLAN.

          The persons who shall be eligible to receive Awards pursuant to this Plan shall be such key employees of one or more of the Companies as the Committee shall select from time to time in its sole and absolute discretion. In selecting key employees for such Awards, the Committee may take into account the nature of services rendered by the employees, their past, present and potential contributions to the success of the Companies, and such other factors as the Committee in its sole and absolute discretion shall deem relevant.

                                   ARTICLE 4.

                                TIMING OF AWARDS.

          Awards made under this Plan shall be made at such times as deemed appropriate in the sole and absolute discretion of the Committee.

                                   ARTICLE 5.

                                     AWARDS.

          5.1. Stock Appreciation Rights.

          Stock Appreciation Rights ("SARs") are the unfunded and unsecured promise of the Company employing the employee to provide a Cash Bonus Award in the future in accordance with this Plan. The Committee may grant any eligible employee any number of SARs deemed appropriate in its sole and absolute discretion. In determining the number of SARs to be granted hereunder, the Committee may take into account the nature of services rendered by the employees, their past, present and potential contribution to the success of the Companies, and such other factors as the Committee in its sole and absolute discretion shall deem relevant.

          5.2. Computation of Cash Bonus Award.

          Each Cash Bonus Award payable pursuant to this Plan shall equal the number of SARs awarded to an employee multiplied by the employee's Vesting Percentage (as defined in Article 6) multiplied by the excess of the Average Stock Price of one share of United Stock (as defined in Section 5.4) determined as of the Measurement Date (as defined in Section 5.5) over the Average Stock Price of one share of United Stock on the date of the grant of the SARs (the "Base Price"). The Base Price may be set forth in each Agreement.

          5.3. United Stock.

          "United Stock" means all authorized and outstanding common stock of United.

          5.4. Determination of Average Stock Price of One Share of United
Stock.

          The term "Average Stock Price" means the average closing price for United Stock on the NASDAQ National Market ("NMS") in the U.S. Midwest edition of


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THE WALL STREET JOURNAL for the 10 consecutive NMS trading days preceding the
Measurement Date during which at least an aggregate of 25,000 shares of United Stock were traded or, if an aggregate of 25,000 shares were not traded during such preceding 10 consecutive days, then for that number of consecutive NMS trading days preceding the Measurement Date during which at least an aggregate of 25,000 shares of United Stock were traded.

          5.5 Measurement Date.

          "Measurement Date" shall mean the earlier of the following events:

     (a) the date the Company employing the employee receives a written notice (the "Election Notice") from such employee requesting that he or she be paid a Cash Bonus Award which Election Notice (i) shall specify the number of SARs with respect to which such employee is requesting payment (which number may be less than all SARs which are 100% vested in such employee), and (ii) may be given on one or more occasions, provided that an employee shall not be entitled to give a Election Notice pursuant to this subparagraph (a) if either (iii) such employee is not 100% vested in his or her SARs pursuant to Article 6, or (iv) such employee has been given a notice that his or her employment by a Company is or will be terminated for cause or a notice that he or she is being placed on probation and such employee is subsequently discharged for cause; or

     (b) the date an employee's employment with a Company terminates other than by reason of the Company employing the employee terminating the employment for cause (as defined in Section 6.3), including termination by reason of death, disability or retirement; or

     (c) the date there is a Change of Control (as defined in Section 6.3) with respect to United, provided that a Change in Control shall be a Measurement Date only for those employees holding SARs with respect to whom the Board of Directors of United elects (by written notice to such employees) that the Change in Control shall be a Measurement Date.

          5.6. No Restriction on Company's Accounting.

          This Plan shall not in any way interfere with the right of the Companies to select among, adopt or change (i) accounting practices and procedures, whether or not such accounting practices or procedures have not been or are not as of the date of any Award so employed by the Companies, or (ii) any business investments, acquisitions, divestitures or any other policies or plans, at any time or from time to time in the Companies' sole and absolute discretion.

                                   ARTICLE 6.

                                    VESTING.

          6.1. General Vesting Schedule.

          Except as provided in Sections 6.2 and 6.3, SARs granted pursuant to this Plan shall vest in accordance with the following schedule:


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      Years of Service                         Vesting Percentage
      -----------------------------------------------------------
      Less than 1 year                                    0%
      1 year, but less than 2 years                   33.33%
      2 years, but less than 3 years                  66.67%
      3 years or more                                   100%

An employee's years of service shall begin as follows:

     (a) for those employees whom a Company employs on the date of the adoption of this Plan, on the later of the date of the employee's initial employment by a Company or July 1, 1997; and

     (b) for employees who are employed after the date of the adoption of this Plan, the date of the employee's initial employment by a Company.

The Committee, in its sole and absolute discretion, shall decide all questions concerning an employee's years of service, and the decision of the Committee shall be final and binding. The Committee may decide, in its sole and absolute discretion, upon a different vesting schedule which different vesting schedule shall be set forth in the employee's Agreement. Vesting schedules need not be identical with respect to all employees eligible to receive Awards pursuant to the Plan. The Committee hereby reserves the right to waive or accelerate the general vesting schedule for SARs as it deems necessary or appropriate in its sole and absolute discretion.

          6.2 Death, Disability, Approved Retirement or Change in Control.

          Notwithstanding Section 6.1, any SARs granted pursuant to this Plan shall fully vest in an employee in the event of his or her death, permanent disability (as it or the comparable term is defined in the group disability policy of the Company employing the employee), retirement after age 65, retirement after an earlier age if the Committee in its sole and absolute discretion approves such earlier retirement in writing for purposes of full vesting under this Plan, or there is a Change in Control with respect to United. For purpose of the preceding sentence "Change in Control" means:

     (a) a change in control of a nature that would be required to be reported in response to Item 6(e) of Schedule 14A of Regulation 14A promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or a successor provision thereto, whether or not United is then subject to such reporting requirements; or

     (b) any "person" (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) is or becomes the "beneficial owner" (as defined in Rule 13d-3 promulgated under the Exchange Act), directly or indirectly, of securities of United representing 50% or more of the combined voting power of the United's then outstanding securities;

     (c) the time at which there shall cease to be a majority of the Board of Directors of United comprised as follows: individuals who at the date of United's adoption of this Plan constitute the Board of Directors of United and any new director(s) whose election by the


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          Board of Directors of United or nomination for election by United's stockholders was approved by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors at the date of United's adoption of this Plan or whose election or nomination for election was previously so approved; or

     (d) the majority of the Board of Directors of United determine in their sole and absolute discretion that there has been a change in control of United.

          6.3. Forfeiture of Vested SARs. Notwithstanding Section6.1, any SARs granted pursuant to this Plan that have vested in the employee shall be forfeited in full if the employee is involuntarily terminated from employment for cause at any time, as determined by the Committee in its sole and absolute discretion. For purposes of this Plan, "cause" means fraud, misappropriation or embezzlement, alcoholism, drug use, revealing confidential information, indictment for a felony, diverting business opportunities from any Company or other actions which are materially detrimental to any Company's reputation, business operations or relations with its employees, suppliers or customers.

                                   ARTICLE 7.

                          PAYMENT OF CASH BONUS AWARDS.

          7.1. General Payment Schedule.

          Except as otherwise provided in Section 7.2, the total Cash Bonus Award shall be paid to the employee on the later of: (i) January 1st of the year following the year in which the Measurement Date occurs, or (ii) thirty (30) days after the Measurement Date occurs. The Committee hereby reserves the right to accelerate payment as deemed necessary or appropriate in its sole and absolute discretion.

          7.2. Forfeiture of Payment.

          Notwithstanding any other provision of this Plan, any amounts remaining payable to any employee on any Cash Bonus Award arising out of this Plan shall be forfeited in full to the Company in the event that the employee is involuntarily terminated from employment for cause at any time, as determined by the Committee in its sole and absolute discretion. "Cause" shall be defined for purposes of this Section 7.2 by reference to the definition in Section 6.3.

                                   ARTICLE 8.

                            ANTIDILUTION ADJUSTMENTS.

          In the event that the outstanding shares of United Stock, of whatever class or series, are hereinafter increased, decreased or changed into or exchanged for a different number or kind of shares or other securities of United or of another corporation by reason of any reorganization, merger, consolidation, recapitalization, reclassification, stock split-up, combination of shares, stock dividends or otherwise, then the number of SARs granted under all Agreements under this Plan shall be adjusted so that the resulting number of SARs shall be in the same ratio to the original number of SARs as the number of shares of United Stock, of whatever class or series, outstanding immediately after the transaction


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described above giving rise to an adjustment hereunder as the number of shares of United Stock, of whatever class or series, outstanding immediately prior thereto. Appropriate adjustments shall be made to the Base Prices. Further adjustments shall be made hereunder as are necessary to prevent dilution or enlargement of the benefits granted pursuant to the Plan.

                                   ARTICLE 9.

                                 BENEFICIARIES.

          At the time of Awards made hereunder, the employee may designate one or more beneficiaries who, upon the employee's death are to receive the Cash Bonus Award payments that are otherwise payable to the employee, and such designation may be changed or revoked from time to time thereunder. No such designation, change or revocation shall be effective unless or until executed in writing by the employee and delivered during the employee's lifetime to either
(i) the secretary of United, (ii) the Committee or (iii) the other persons or officers the Committee may designate from time to time.

          If an employee does not designate a beneficiary or beneficiaries pursuant to this paragraph, or for any reasons any such designation is ineffective, in whole or in part, then the payments that otherwise would have been made to such employee (or the part thereof to which the designation is ineffective, as the case may be) shall be made to such employee's estate and, in such event, the term "beneficiary" shall include such estate.

                                   ARTICLE 10.

                                 MISCELLANEOUS.

          10.1. Tax Withholding.

          The Company employing the employee shall have the right to deduct from all payments made under this Plan any federal, state, or local taxes required by law to be withheld with respect to such payments.

          10.2. Expenses.

          The cost of payment under this Plan and expense of administering the Plan shall be borne by United.

          10.3. Unsecured Interest.

          It is intended that the Company is only under a contractual obligation to make payments to such key employees who have executed Agreements pursuant to this Plan, as provided under such Agreements. The payment of any amount by the Company employing the employee pursuant to such Agreement shall not be financed through a trust fund, insurance contracts, or otherwise, and all such payments shall be made out of the general funds of the Company employing the employee, but only if and to the extent such funds are legally available therefore. No employee who has executed an Agreement, or any beneficiary thereof, shall have any interest whatsoever in any specific assets of any Company and all rights of such person shall be no greater than the right of any other unsecured general creditor of the Company employing the employee.


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          10.4. Nontransferability.

          The Company employing the employee shall not make any payment under this Plan or any Agreement entered into hereunder to any assignee or creditor of either an employee or any beneficiary thereof who has been awarded or has an interest in such an Agreement. Agreements are not transferable, and no party shall have any rights by way of anticipation or otherwise to assign or otherwise dispose of any interest under this Plan or any Agreement executed hereunder, nor shall such rights be assigned or transferred by operation of law.

          10.5. No Vested Rights.

          This Plan and all Agreements awarded hereunder shall not be deemed or construed (i) to be a written contract of employment between any employee and any Company, (ii) to restrict the right of the Company employing the employee to discharge any employee, or (iii) to grant to an employee the right to receive any guaranteed base compensation, bonus awards, commissions, fees for professional services or any other payments of any nature whatsoever.

          10.6. Applicability to Successors.

          If United or any Company becomes a party to any merger, consolidation, acquisition, or reorganization, this Plan and any Agreements entered into hereunder shall remain in full force and effect as an obligation of the Company employing the employee or its successors in interests, subject to the rights and limitations set forth in Section 10.8 hereof.

          10.7. Governing Law.

          This Plan and all Agreements awarded hereunder shall be governed and construed in accordance with the laws of the State of Montana.

          10.8. Amendment of the Plan.

          This Plan is entirely discretionary. In the exercise of its sole and absolute discretion, the Board of Directors of United may, therefore, amend, revise, suspend or discontinue this Plan or any Agreements entered into hereunder in any respect whatsoever at any time; provided, however, that no such action shall result in the loss of any rights already vested as provided in
Article 6 hereof or of any rights under Agreements already in place at the date of such action.

          10.9. Effective Date and Termination of Plan.

          The Plan was adopted by resolution of the Board of Directors of United on July 27, 1998, effective as of July 1, 1998.


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